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                                                                  Exhibit 4.6(a)


                           WARRANT PURCHASE AGREEMENT


         This Warrant Purchase Agreement (the "Agreement") is made and entered into as of November 14, 1996 by ProBusiness, Inc., a California corporation (the "Company") and T. J. Bristow and Elizabeth S. Bristow (collectively, "Bristow"), Magdalena Shushan and Laurence Shushan (collectively, "Shushan"), and SDK Incorporated, a Delaware corporation ("SDK") (collectively, "Purchasers" and individually, a "Purchaser").

         1. Issuance of Warrant. In consideration for the execution by Britannia Hacienda V Limited Partnership, a Delaware limited partnership ("Landlord") of the Build-to-Suit Lease dated September 27, 1996 between the Company and Landlord (the "Lease Agreement"), the Company shall issue to each Purchaser, as assignee of part of Landlord's rights under Section 17.19 of the Lease Agreement, concurrently with the execution of this Agreement, a Warrant in the form attached to this Agreement as Exhibit A ("Warrant") exercisable for up to 1,800 shares (in the case of Bristow), 450 shares (in the case of Shushan) or 20,250 shares (in the case of SDK), respectively, of the Company's Series E Preferred Stock ("Shares") at a price of $7.94 per share, beginning on the date that Landlord notifies the Company that the work to be constructed by Landlord pursuant to Section 2.4 and Exhibit C of the Lease Agreement on the shell and core of the Building (as that term is defined in the Lease Agreement) and the first phase of the interior improvements of the Building (as more particularly described in the Lease Agreement) is substantially complete (as that term is defined in the Lease Agreement) and such work is, in fact, substantially complete. The period during which the purchase rights represented by the Warrants are exercisable (the "Exercise Period") shall end on the earlier of:
(i) five (5) years after the date of the consummation of a public offering of the Company that triggers the automatic conversion of Series E Preferred Stock of the Company into Common Stock under the Company's Articles of Incorporation (an "Initial Public Offering") or (ii) eight (8) years from the date of the Warrants. The terms for exercise of the Warrants are set forth in the Warrants. The Warrant issued to Bristow shall be registered, for record purposes, in favor of "T. J. Bristow and Elizabeth S. Bristow, husband and wife, as community property;" the Warrant issued to Shushan shall be registered, for record purposes, in favor of "Laurence Shushan and Magdalena Shushan, husband and wife, as community property."

         2. Investment Representations.

                  2.1 Each Purchaser severally represents and warrants to the Company as follows:

                           (a) The Purchaser is aware of the Company's business
affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire its Warrant and the Shares or underlying securities issuable thereunder. The Purchaser is acquiring its Warrant and will acquire the Shares or underlying securities issuable thereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" for purposes of the Securities Act of 1933, as amended (the "Act").


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                           (b) The Purchaser understands that its Warrant and
the Shares or underlying securities issuable thereunder have not been registered under the Act in reliance upon a specific exemption, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold its Warrant or the Shares or underlying securities issuable thereunder for a period of one year or any other fixed period in the future.

                           (c) The Purchaser further understands that its
Warrant and the Shares or underlying securities issuable thereunder must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Warrants or the Shares or underlying securities issuable thereunder except as provided in the Twentieth Amendment to Registration Rights Agreement attached hereto as Exhibit B and executed concurrently herewith. In addition, the Purchaser understands that its Warrant and the Shares or underlying securities issuable thereunder will be imprinted with a legend which prohibits the transfer of the Warrant or the Shares or underlying securities issuable thereunder unless they are registered or such registration is not required in the opinion of counsel reasonably satisfactory to the Company.

                           (d) The Purchaser is aware of the provisions of Rule
144, promulgated under the Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer (or from an affiliate of the issuer), in a non-public offering subject to the satisfaction of certain conditions, including, in case the Purchaser has held the securities less than three years or is an affiliate of the Company: (1) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; (2) the availability of certain public information about the Company; (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said terms are defined under the Securities Exchange Act of 1934); (4) the amount of securities being sold during any three-month period not exceeding certain specified limitations and (5) the filing of a Notice of Sale on Form 144 as appropriate.

                           (e) The Purchaser further understands that at the
time it wishes to sell its Warrant or the Shares or underlying securities issuable thereunder there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling its Warrant or Shares or underlying securities issuable thereunder under Rule 144 unless (1) a three-year minimum holding period had been satisfied and (2) the Purchaser was not at the time of sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

                           (f) The Purchaser further understands that in the
event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with


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Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transaction do so at their own risk.

                  2.2      Legends.

                           (a) Each Warrant shall be endorsed with the following
legend (in addition to any legend required by applicable state securities laws):

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, IN A TRANSACTION THAT, IN THE VIEW OF COUNSEL TO THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT PURSUANT TO RULE 144 THEREUNDER OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                           (b) Each certificate representing Shares or
underlying securities shall be endorsed with the following legend (in addition to any legend required by applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, IN A TRANSACTION THAT, IN THE VIEW OF COUNSEL TO THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT PURSUANT TO RULE 144 THEREUNDER OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The Company need not register a transfer of any Warrant or of Shares or underlying securities issued thereunder unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any Warrant or any of the Shares or underlying securities issued thereunder unless the conditions specified in the foregoing legends are satisfied.

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                  2.3 Removal of Legends and Transfer Restrictions. The legend relating to the Act endorsed on each Warrant or stock certificate pursuant to
Section 2.2 and the stop transfer instructions with respect to the Warrants or the Shares or underlying securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of the applicable Warrant or Shares or underlying securities if such Shares or underlying securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, or if such holder provides to the Company an opinion of counsel for such holder of the Warrant or Shares or underlying securities reasonably satisfactory to the Company or a no-action letter or interpretive opinion of the staff of the SEC to the effect that a public sale, transfer or assignment of such Shares or underlying securities may be made without registration and without compliance with any restriction such as Rule 144.

         3. Lock-Up Agreement. Each Purchaser hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the underlying securities issuable upon exercise of its Warrant for a period of up to 180 days after a firm commitment underwritten initial public offering of the Company, other than a transfer or distribution to Landlord, to any partner of Landlord, or to any affiliate of such Purchaser or of Landlord or of any such partner of Landlord, and then only so long as such transferee agrees in writing to be bound by the restrictions set forth in this Section and so long as the number of any such partners or affiliates who are transferees or distributees does not exceed five (5) in the aggregate (a "Permitted Transfer"). Moreover, in connection with any registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, each Purchaser hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any underlying securities issued or issuable upon exercise of its Warrant (other than those included in the registration or other than a Permitted Transfer) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify. Furthermore, each Purchaser hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the underlying securities issuable upon exercise of the Warrant held by such Purchaser except in compliance with this Lock-Up Agreement.

         4. Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person or by telecopy, electronic mail, overnight delivery service or by first-class U.S. mail, certified or registered, return receipt requested, postage prepaid, addressed (a) if to Purchasers, at 1939 Harrison Street, Suite 412, Oak land, California 94612, with a copy to 33 West Monroe Street, Suite 2610, Chicago, Illinois 60603, or at such other address as any Purchaser furnishes in writing to the Company or (b) if to the Company, at 5934
Gibraltar, Pleasanton, California 94566, or at such other address as the Company shall have furnished to Purchasers in writing.

         5. Assignment. No Purchaser shall assign this Agreement or any rights or obligations under it without the prior consent of the Company, except as expressly provided below. Subject to

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the foregoing, this Agreement shall bind and benefit the respective parties to this Agreement and their successors and assigns. Notwithstanding the restrictions set forth above, each Purchaser shall be entitled to transfer its Warrant and/or to assign such Purchaser's rights under this Agreement, without the Company's consent but with prior or concurrent written notice to the Company, to Landlord or to any partner of Landlord or to any affiliate of such Purchaser or of Landlord or of any such partner of Landlord (so long as the number of such partners or affiliates does not exceed five (5) in the aggregate), subject to compliance with federal and state securities laws and to each transferee's agreement to be bound by the terms of this Agreement and the Warrant.

         6. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         7. Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         8. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing by both parties.

         9. Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

         10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, and all of which together shall be deemed to constitute one instrument.

         11. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         12. Attorneys Fees. In the event that any dispute arising out of or in connection with this Agreement should result in litigation, the prevailing party in such litigation shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and of enforcement of any judgment issued in such litigation.

         13. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, IS UNLAWFUL UNLESS

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THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR
25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth at the beginning of this Agreement.

PROBUSINESS, INC.                    BRISTOW


By:
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                                     T. J. Bristow

Title
-------------------------            ---------------------------------
                                     Elizabeth S. Bristow

Date:
-------------------------


SHUSHAN                              SDK INCORPORATED


                                     By:
-------------------------            ---------------------------------
Magdalena Shushan

                                     Title:
-------------------------            ---------------------------------
Laurence Shushan

                                      Date:
                                      ---------------------------------

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